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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Prospectus Summary -- Summary Consolidated Financial Information", "Risk Factors -- Risks Relating to Our Business", "Selected Consolidated Financial Data", "Changes in Certifying Accountants" and "Experts" and to the use of our report dated July 12, 2005, except with respect to Note 6.1, as to which the date is April 5, 2006, with respect to the consolidated financial statements of Narrowstep Inc. included in Post-Effective Amendment No.1 to the Registration Statement (Form SB-2 No. 333-130158) and related Prospectus of Narrowstep Inc.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP
London, England
September 11, 2006